Exhibit 1
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                                   AGREEMENT

        Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the beneficial ownership by each of the undersigned of the shares of Common Stock of Help at Home, Inc.

        EXECUTED as of the 21st day of July, 1997.


                                       PLATINUM PARTNERS, L.P.


                                       By:  /s/ Calvin G. Hori
                                           ------------------------
                                           Calvin G. Hori, President of
                                           Hori Capital Management, Inc.,
                                           General Partner



                                       HORI CAPITAL MANAGEMENT, INC.


                                       By:  /s/ Calvin G. Hori
                                           ------------------------
                                           Calvin G. Hori, President



                                            /s/ Calvin G. Hori
                                           ------------------------
                                           Calvin G. Hori